Exhibit 16.1

CONSENT OF FORMER INDEPENDENT REGISTERED ACCOUNTING FIRM

I consent to the  statement in Form 8-K filed by SellCell.Net dated October 9, 2006 related to the Termination of John Kinross-Kennedy, CPA

/s/ John Kinross-Kennedy
JOHN KINROS-KENNEDY, CPA

Irvine, California
November 8, 2006